UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Monday, October 16, 2017

DBMM GROUP

WWW.DBMMGROUP.COM

DIGITAL BRAND MEDIA & MARKETING GROUP, INC.

 (Exact of registrant as specified in its charter)

Florida                                             333-85072                     59-3666743

State or other jurisdiction of incorporation    Commission File Number   IRS Employer Identification №.

747 Third Avenue, New York, NY 10017

   10017

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code (646) 722-2706

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Matters Related to Accountants and Financial Statements; Changes in Registrant’s Certifying Accountant

Digital Brand Media & Marketing Group, Inc.(DBMM) has engaged Liggett & Webb, P.A. as our independent registered public accounting firm, as of October 16, 2017. DBMM would also like to provide guidance its 8-K issued on June 21, 2017 to state that Assurance Dimensions, Inc., the successor firm to D'Arelli Pruzansky, is not DBMM’s certifying accountant.

Following the release of the 8-K, DBMM became aware that the sale of clients to Assurance Dimensions by D'Arelli Pruzansky did not include DBMM. That surprising event gave DBMM the opportunity to re-assess its requirements in an independent Auditor going forward, and decided a change was in order.

Accordingly, Liggett & Webb P.A. was engaged as our certifying public accounting firm effective October 16, 2017 (The "Engagement Date") The Engagement was approved by the Board of Directors effective as of the Engagement Date.

During the two most recent fiscal years and through the Engagement Date, neither the Company nor anyone on its behalf, consulted Liggett & Webb in regard to the application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any other matters or reportable events as defined in Item 304(a)(2)(I) and (ii) of regulation S-K.

As a clarification, even though the prior 8K appointing Assurance Dimensions is being withdrawn, Assurance Dimension did not express any matter or reportable event as defined in Item 304 (a) (1) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

Monday, October 16, 2017

/s/Linda Perry

By: Linda Perry, Executive Director